                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-12

                       INKINE PHARMACEUTICAL COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: ___________________________________________________

         (2) Aggregate number of securities to which transaction applies: ___________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________________

         (4)      Proposed maximum aggregate value of transaction:
                  ____________________________________________________________

         (5)      Total fee paid:_____________________________________________

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: ____________________________________

         (2)      Form, Schedule or Registration Statement No.:_______________

         (3)      Filing Party: ______________________________________________

         (4)      Date Filed: ________________________________________________

                       INKINE PHARMACEUTICAL COMPANY, INC.
                            1787 Sentry Parkway West
                             Building 18, Suite 440
                               Blue Bell, PA 19422

                         -------------------------------

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  May 20, 2002

                         -------------------------------



TO THE SHAREHOLDERS OF
INKINE PHARMACEUTICAL COMPANY, INC.:

         Notice is hereby given that the 2002 annual meeting of shareholders (the "Annual Meeting") of INKINE PHARMACEUTICAL COMPANY, INC. (the "Company" or "InKine") will be held at the DoubleTree Guest Suites Hotel, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462 on Monday, May 20, 2002, at 10:00 a.m., local time, for the following purposes:

         1.       To elect six directors;
         2. To approve an amendment to the Company's 1999 Equity Compensation Plan (the "Plan") increasing the maximum number of shares of Common Stock available for issuance under the Plan from 2,500,000 shares to 4,000,000 shares;
         3. To ratify the selection of KPMG LLP as independent auditors of the Company for the year ending December 31, 2002; and
         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record as of the close of business on March 28, 2002 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on March 28, 2002 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, Pennsylvania 19422.

                                           By Order of the Board of Directors,

                                           Robert F. Apple
                                           Secretary

Blue Bell, Pennsylvania
April 23, 2002

             EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN
        THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES
           NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER
          DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED,
                 REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                       INKINE PHARMACEUTICAL COMPANY, INC.
                            1787 Sentry Parkway West
                             Building 18, Suite 440
                               Blue Bell, PA 19422

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  May 20, 2002

                         -------------------------------


         This proxy statement and the accompanying form of proxy are being mailed on or about April 23, 2002, to the shareholders of InKine Pharmaceutical Company, Inc. (the "Company" or "InKine"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the DoubleTree Guest Suites Hotel, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462 on May 20, 2002, at 10:00 a.m., local time, and at any adjournments thereof.

         At the Annual Meeting, shareholders of the Company will be asked to vote upon (i) the election of six directors, (ii) an amendment to the Company's 1999 Equity Compensation Plan increasing the maximum number of shares of Common Stock available for issuance under the plan from 2,500,000 shares to 4,000,000 shares, and (iii) the ratification of the selection of KPMG LLP as independent auditors of the Company. If other matters properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by certain officers and directors of the Company who will not be specially compensated for such services. The Company has also retained the services of Corporate Investor Communications, Inc. as the Company's proxy solicitation agent for the Annual Meeting, at a cost of approximately $7,500, which will be borne by the Company. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

         The Company's Annual Report to Shareholders on Form 10-K, for the year ended December 31, 2001, including financial statements, is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement.


                              VOTING AT THE MEETING

         Only holders of record of shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), at the close of business on March 28, 2002, the record date, are entitled to vote at the Annual Meeting. As of that date, there were 34,903,370 shares of Common Stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

         Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his, her or its shares at the Annual Meeting.

         The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Annual Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of Common Stock represented by such proxy will be considered present at the Annual Meeting for purposes of determining the presence of a quorum.

         Assuming a quorum is present,

              (i) the members of the Board of Directors of the Company will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

              (ii) the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the amendment to the 1999 Equity Compensation Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote to consider the approval of the amendment to the 1999 Equity Compensation Plan.

              (iii) the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote at the Annual Meeting will be required for the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of the vote to consider the ratification of the appointment of the auditors.

         Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted "FOR" the nominees for election as directors named under the caption "Election of Directors;" "FOR" the approval of the amendment to the 1999 Equity Compensation Plan; and "FOR" the ratification of the appointment of KPMG LLP as the Company's auditors for the year ending December 31, 2002. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

         Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.





--------------------------------------------------------------------------------
         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.
--------------------------------------------------------------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of such number of directors (no less than three) as is fixed from time to time by resolutions adopted by the Board of Directors. At the Annual Meeting, six directors are to be elected. The term of office for each director will expire at the next annual meeting of shareholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

         The Board of Directors, upon the recommendation of the Nominating Committee, has nominated for election as directors of the Company Leonard S. Jacob, M.D., Ph.D., J.R. LeShufy, Steven B. Ratoff, Thomas P. Stagnaro, Robert
A. Vukovich, Ph.D. and Jerry Weisbach, Ph.D. All nominees are presently directors of the Company whose terms expire at the Annual Meeting.

         All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the Board of Directors may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote "FOR" each of the nominees named below.

                       ----------------------------------
                              NOMINEES FOR ELECTION
                       ----------------------------------

                                                   Year First Became Director, Principal Occupations During
Name of Director                  Age                     Past Five Years and Certain Directorships
----------------                  ---              --------------------------------------------------------
Leonard S. Jacob, M.D., Ph.D.     53    Dr. Jacob has served as Chairman of the Board of Directors and Chief
                                        Executive Officer of the Company since November 1997. Prior to joining the
                                        Company, Dr. Jacob served as the President and Chief Executive Officer of Sangen
                                        Pharmaceutical Company and as a consultant to various biotechnology companies from June 1996. From 1989 to 1996, Dr. Jacob, as a co-founder of Genaera
                                        Corporation (formerly Magainin Pharmaceuticals, Inc.) (a public biotechnology company), served as Chief Operating Officer. From 1980 to 1988, Dr. Jacob was
                                        employed by SmithKline and French Laboratories where he served as Worldwide Vice
                                        President and a member of SmithKline Beecham's Corporate Management Committee.
                                        Dr. Jacob serves as a director of the Jacob Internet Fund (a public mutual fund), Macromed Inc. (a private drug delivery company), Carelift International
                                        (a non-profit medical relief organization), Recording for the Blind and Dyslexic
                                        (a non-profit service organization for the visual and learning disabled) and
                                        Saving Face (a non-profit organization for facially disfigured children).

J.R. LeShufy                      78    Mr. LeShufy has served as a director of the Company since December 1995. Mr.
                                        LeShufy served as the Vice President of Investor Relations of the Company from
                                        September 1994 to November 1997. Since February 2002, Mr. LeShufy has been serving as Senior Vice President of Global Hedging Solutions, LLC (a private technology company). Prior to that, Mr. LeShufy served as President and Chairman of the Board of Trilenium Corporation (a private technology company) for approximately six years ending in May 2001. Mr. LeShufy has been an independent investor and a business consultant for more than five years. Mr. LeShufy presently serves as a director of Artwork And Beyond (an organization engaged in art auctions for charities).

                                                   Year First Became Director, Principal Occupations During
Name of Director                  Age                     Past Five Years and Certain Directorships
----------------                  ---              --------------------------------------------------------
Steven B. Ratoff                  59    Mr. Ratoff has served as a director of the Company since February 1998. Mr.
                                        Ratoff is currently an independent investor. He served as President and Chief
                                        Executive Officer of MacroMed, Inc. (a privately owned drug delivery company)
                                        from February 2001 to December 2001. From December 1994 to February 2001, Mr.
                                        Ratoff served as Executive Vice President and Chief Financial Officer of
                                        Brown-Forman Corporation (a public diversified manufacturer of consumer products). From February 1992 to November 1994, Mr. Ratoff was an investor in a number of small privately-held companies. He was Senior Vice President and Chief
                                        Financial Officer of the Pharmaceutical Group of Bristol-Myers Squibb (a public pharmaceutical company) from January 1990 to January 1992. Mr. Ratoff currently serves as a director of Cima Labs, Inc. (a public biotechnology company).

Thomas P. Stagnaro                59    Mr. Stagnaro has served as a director of the Company since November 1997. Mr.
                                        Stagnaro has been serving as President and Chief Executive Officer of Agile
                                        Therapeutics, Inc. (a private drug development company) since October 2000. From
                                        August 1998 to September 2000, Mr. Stagnaro was a consultant to various pharmaceutical and biotechnology companies including the Company. From May 1996 to August 1998, Mr. Stagnaro served as President and Chief Executive Officer of
                                        3-Dimensional Pharmaceuticals (a public biotechnology company). November 1995 to
                                        May 1996, Mr. Stagnaro served as Executive Vice President of North American
                                        Biologicals Inc. ("NABI") (a public biotechnology company). Mr. Stagnaro served as President and Chief Executive Officer of Univax Biologics ("Univax") (a
                                        public biotechnology company) from October 1989 to November 1995 when Univax merged into NABI.

Robert A. Vukovich, Ph.D.         58    Dr. Vukovich has served as a director of the Company since August 1998. Dr.
                                        Vukovich has been serving as Chief Executive Officer, President and Chairman of
                                        the Board of Wellspring Pharmaceutical Corp. (a private pharmaceutical company)
                                        since April 1999. In January 2002, Dr. Vukovich founded Infacare Pharmaceutical
                                        Corporation (a private pharmaceutical company), where he currently also serves as President, Chief Executive Officer and Chairman of the Board. In 1983, Dr.
                                        Vukovich founded Roberts Pharmaceutical Corporation (a public pharmaceutical company) where he served as President, Chief Executive Officer and Executive
                                        Chairman until December 1999. Dr. Vukovich currently serves as a director of
                                        Omnicorder Technologies, Inc. (a private healthcare company) and Towndata.com,
                                        Inc. (a private internet exchange company).

Jerry Weisbach, Ph.D.             68    Dr. Weisbach has served as a director of the Company since November 1997. Dr.
                                        Weisbach has been a consultant to pharmaceutical and biotechnology companies including the Company since July 1994. Since 1988, Dr. Weisbach has been serving as an adjunct professor at the Rockefeller University, where from 1988 to July
                                        1994 he was Director of Technology Transfer. Dr. Weisbach served as Vice
                                        President of Warner Lambert Company (a public pharmaceutical company) from 1981 to 1987. Dr. Weisbach has served as a director of Neose Technologies Inc. (a public biotechnology company) since 1992.

General Information Concerning the Board of Directors and its Committees

         The New York Business Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors elects from its members an Audit Committee, Compensation Committee, Executive Committee and Nominating Committee. All committees except the Executive Committee are composed entirely of outside directors.

         Audit Committee. The Audit Committee recommends to the Board of Directors the engagement of independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. The Board of Directors has a Charter of the Audit Committee, which was attached as Appendix A to the Company's Proxy Statement filed with the Securities and Exchange Commission on April 16, 2001. The composition of the Audit Committee satisfies the requirements of Rule 4350(d)(2) of the National Association of Securities Dealers' ("NASD") listing standards and all three members of the Audit Committee are "independent" as the term is defined in Rule 4200(a)(14) of the NASD listing of standards. The Audit Committee met four times during the year ended December 31, 2001. The current members of the Audit Committee are Mr. LeShufy, Mr. Ratoff and Mr. Stagnaro.

         Compensation Committee. The Compensation Committee has general supervisory power over, and the power to grant options and restricted stock under, the Company's equity compensation plans. In addition, the Compensation Committee recommends to the Board of Directors the compensation of the Company's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation Committee met three times during the year ended December 31, 2001. The current members of the Compensation Committee are Mr. LeShufy and Dr. Weisbach.

         Executive Committee. The Executive Committee may exercise, with certain exceptions, all of the authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event that action must be taken by the Board of Directors at a time when convening a meeting of the entire Board of Directors is not feasible. The Executive Committee did not meet during the year ended December 31, 2001. The current members of the Executive Committee are Drs. Jacob and Weisbach and Mr. Stagnaro.

         Nominating Committee. The Nominating Committee is authorized to consider candidates for directors of the Company. It is the policy of the Nominating Committee to consider director nominees recommended by shareholders. Any such recommendation, together with the nominee's qualifications and consent to being considered as a nominee, should be sent in writing to the Nominating Committee in care of the Secretary of the Company. The Nominating Committee met once during the year ended December 31, 2001. The current members of the Nominating Committee are Dr. Jacob, Mr. Ratoff and Mr. Stagnaro.

         During the year ended December 31, 2001, the Board of Directors held six meetings and the committees of the Board of Directors held an aggregate of eight meetings. Each director attended at least 75% of the aggregate of the meetings of both the Board of Directors and the meetings of the committee or committees on which he served during such period.

                                 PROPOSAL NO. 2

                     PROPOSAL TO APPROVE AN AMENDMENT TO THE
        INKINE PHARMACEUTICAL COMPANY INC. 1999 EQUITY COMPENSATION PLAN

Description of the Amendment

         The Board of Directors has approved an amendment to the InKine Pharmaceutical Company Inc. 1999 Equity Compensation Plan (the "Plan") subject to shareholder approval. Specifically, the proposal is to increase the maximum number of shares of Common Stock for which options and restricted stock awards may be granted under the Plan from 2,500,000 shares to 4,000,000 shares (the "Plan Amendment").

         The Board of Directors approved the Plan Amendment in order to ensure that the Company is able to continue to retain and attract existing and future directors, officers and key employees through grants of stock options or restricted stock awards. Pursuant to the current terms of the Plan, 2,500,000 shares are authorized to be issued pursuant to options or restricted stock awards under the Plan. Presently, the Company has issued or reserved for issuance pursuant to options or restricted stock awards a total of 2,012,000 shares under the Plan. Approval of the Plan Amendment would permit the Company to grant stock options or restricted stock awards for up to an additional 1,500,000 shares.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends that the shareholders vote "FOR" the approval of the amendment to the InKine Pharmaceutical Company Inc. 1999 Equity Compensation Plan as described in this proxy statement.

Description of the 1999 Equity Compensation Plan

         The Plan provides for grants of stock options and restricted stock to selected employees (including employees who are also directors) of the Company or its subsidiaries, and non-employee directors of the Company. Grants of stock options and restricted stock are referred to collectively as "Grants."

         General. Subject to adjustment in certain circumstances as discussed below, the Plan authorizes up to 2,500,000 shares of Common Stock for issuance pursuant to the terms of the Plan. The Plan Amendment would increase this amount to 4,000,000 shares. The maximum number of shares of Common Stock that may be issued or transferred as restricted stock shall not exceed twenty-five percent (25%) of the maximum number of shares of Common Stock authorized for issuance under the Plan. If and to the extent Grants under the Plan expire, or are canceled, forfeited, exchanged, surrendered, or terminated for any reason without being exercised, or the shares subject to any Grant are forfeited, the shares of Common Stock subject to such Grant again will be available for grant under the Plan.

         Administration of the Plan. The Plan is administered and interpreted by a committee (the "Committee") of the Board of Directors consisting of not less than two persons appointed by the Board of Directors from among its members, each of whom shall be an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and may be a "non-employee" director as defined in Rule 16b-3 under the Exchange Act. The Committee has the authority to determine (i) the persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) the resolution of any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The members of the Compensation Committee currently serve as this Committee. See "Proposal No. 1 - Election of Directors - General Information Concerning the Board of Directors and Committees." Notwithstanding the foregoing, the Board of Directors may ratify or approve (and, in the case of Grants to members of the Committee, shall approve) Grants, in which case references to the "Committee" shall be deemed to include the Board of Directors.

         Grants. Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Code, (ii) nonqualified stock options that are not intended to qualify ("NQSOs"), or (iii) restricted stock.

         Eligibility for Participation. Grants may be made to any employees (including officers and directors), and to non-employee directors of the Company. As of the date hereof, all employees (approximately 12 persons) and all directors (including 5 non-employee directors) were eligible for Grants under the Plan. During any calendar year, no participant may receive Grants under the Plan for more than 250,000 shares of Common Stock.

         Options. The exercise price of any ISO or NQSO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. In no event will the exercise price of a previously granted option be decreased to an amount below the fair market value of the option as of the date on which such option was granted. Nor will any option be exchanged or substituted for an option at an exercise price that is below fair market value of the exchanged or substituted option as of the date on which the exchanged or substituted option was granted. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by any other method approved by the Committee. The Committee may permit a participant to instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant.

         Restricted Stock. The Committee may issue restricted shares of Common Stock to participants pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The Committee, subject to the maximum limit described above, shall determine the number of shares of Common Stock granted to each participant. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine.

         Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The Plan is intended to allow Grants to meet the requirements of "qualified performance-based compensation."

         Stock options should generally meet the requirements of "qualified performance-based compensation" if the exercise price is at least equal to the fair market value of the Common Stock on the date of grant. The Committee may grant restricted stock that is intended to be "qualified performance-based compensation" under Section 162(m) of the Code. In that event, the Committee shall establish in writing the objective performance goals that must be met and other conditions of the award before the beginning of the performance period or during a period permitted by Section 162(m) of the Code. The performance goals may relate to the employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the two. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or goals relating to product development objectives. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of performance goals.

         Transferability. Grants are generally not transferable by the participant, except in the event of death. However, the Committee may grant NQSOs that allow the participant to transfer the NQSOs to, or for the benefit of, family members on such terms, as the Committee deems appropriate.

         Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time; provided, however, that the Board of Directors may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to Section 422 or Section 162(m) of the Code. The Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the shareholders.

         Adjustment Provisions. In the event of certain corporate transactions identified in the Plan, the Committee may appropriately adjust: (i) the maximum number of shares of Common Stock available for Grants and the individual share limits, (ii) the number of shares covered by outstanding Grants, (iii) the kind of shares issued under the Plan and (iv) the price per share or market value of Grants, and such adjustments shall be effective and binding for all purposes of the Plan.

         Change of Control of the Company. In the event of a change of control, unless the Committee determines otherwise, all options and restricted stock will become fully vested.

         A change of control shall occur if: (i) any "person" (as such term is used in Sections 13 (d) and 14 (d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the then outstanding securities of the Company; (ii) during any period of two consecutive calendar years there is a change of 33 1/3% or more in the composition of the Board of the Company in office at the beginning of the period except for changes approved by at least one-half of the directors then in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve an agreement providing for (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 40% or more of the voting power of the then outstanding securities of the Company.

         Federal Income Tax Consequences. The current federal income tax treatment of Grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

         A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares) and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price and the Company will be entitled to a deduction in that amount. However, the amount of ordinary income cannot be more than the total amount of gain realized on the sale (amount received on the disqualifying disposition less the exercise price). A participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant).

         There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

         Pursuant to Section 83 of the Code and the regulations promulgated thereunder, a participant normally will not recognize taxable income upon receiving restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, which ever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. A participant will have a capital gain or loss upon subsequent disposition of the shares in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the restricted stock, if any, plus the amount of ordinary income recognized by the participant). A participant who elects to recognize ordinary compensation income in the year the restricted stock is granted will not be entitled to a corresponding tax deduction if such shares are subsequently forfeited (except with respect to any amounts paid for such shares).

         The rate at which a participant's capital gain will be taxed generally depends on how long the stock is held by the participant.

         The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of Section 162(m) of the Code if the Grant does not qualify as "qualified performance-based compensation" under Section 162 (m) above.

         Tax Withholding. The Company has the right to deduct from all Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to Grants, and the participant or other person receiving shares under the Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. If the Committee so permits, a participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or a restricted stock Grant.

         Plan Benefits. Because Grants will be made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive Grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable. As of March 28, 2002, the last reported sales price of the Company's Common Stock as reported on the NASDAQ National Market was $1.84.

                                 PROPOSAL NO. 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Description of Proposal

         The Board of Directors has selected KPMG LLP ("KPMG") as the Company's independent auditors for the year ending December 31, 2002, and has further directed that management of the Company submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG has audited the Company's financial statements since 1998. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's By-laws or otherwise. The Board is submitting the selection of KPMG to the shareholders for ratification, however, as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote "FOR" ratification of the selection of KPMG as the Company's independent auditors for the year ending December 31, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 28, 2002 regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table, included elsewhere in this proxy statement, and (iv) by all current executive officers and directors of the Company as a group.

                                                                      Amount and Nature of            Percentage
Beneficial Owner                                                    Beneficial Ownership (1)         of Class (2)
----------------                                                    ------------------------         ------------
Leonard S. Jacob, M.D., Ph.D. (3)                                            2,226,273    (4)           6.31%
Robert F. Apple                                                                312,750    (5)             *
Martin Rose, M.D., J.D.                                                        442,500    (6)           1.26%
James L. Bergey, Ph.D.                                                          47,500    (7)             *
J. R. LeShufy                                                                  101,000    (8)             *
Steven B. Ratoff                                                               579,500    (9)           1.64%
Thomas P. Stagnaro                                                              88,000    (10)            *
Robert A. Vukovich, Ph.D.                                                      123,000    (11)            *
Jerry Weisbach, Ph.D.                                                          215,750    (12)            *
All current executive officers and directors as a group                      4,136.273                 11.12%
    (9 persons)

--------------------------------------
*      Less than one percent.
(1) The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within sixty days of March 28, 2002.
(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of March 28, 2002 (34,903,370 shares) and all shares which the listed beneficial owner has the right to acquire within sixty days of March 28, 2002, from the exercise of options.
(3) The address for this shareholder is 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, PA 19422.
(4) Includes 1,860,523 shares of Common Stock issuable upon exercise of options. In addition, includes 34,250 shares of Common Stock issuable upon the exercise of options granted to Dr. Jacob's spouse (a former employee), with respect to which Dr. Jacob disclaims beneficial ownership.
(5) Includes 207,750 shares of Common Stock issuable upon exercise of options.
(6) Includes 302,500 shares of Common Stock issuable upon exercise of options.
(7)    Includes 42,500 shares of Common Stock issuable upon exercise of options.
(8)    Includes 83,500 shares of Common Stock issuable upon exercise of options.
(9)    Includes 93,500 shares of Common Stock issuable upon exercise of options.
(10)   Includes 73,500 shares of Common Stock issuable upon exercise of options.
(11)   Includes 86,000 shares of Common Stock issuable upon exercise of options.
(12) Includes 203,250 shares of Common Stock issuable upon exercise of options.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The current executive officers of the Company are as follows:


Name                                                 Age                            Position
----                                                 ---                            --------

Leonard S. Jacob, M.D., Ph.D.                        53                    Chairman of the Board and
                                                                           Chief Executive Officer

Robert F. Apple                                      36                    Executive Vice President and
                                                                           Chief Financial Officer

Martin Rose, M.D., J.D.                              56                    Executive Vice President,
                                                                           Research and Development

James L. Bergey, Ph.D.                               56                    Senior Vice President,
                                                                           Business Development

--------------------------------------

         Leonard S. Jacob, M.D., Ph.D.  See "Election of Directors."

         Robert F. Apple has served as Executive Vice President and Chief Financial Officer of the Company since August 2001 and prior to that, served as Senior Vice President and Chief Financial Officer of the Company from November 1998 to July 2001 and Vice President of Finance and Administration from December 1997 to October 1998. Prior to joining the Company, Mr. Apple was employed by Genaera Corporation, Inc. (formerly Magainin Pharmaceuticals, Inc.) from July 1995 where he held the position of Corporate Controller and was responsible for managing financial and administrative functions. From May 1994 until July 1995, Mr. Apple was employed by Liberty Technologies, Inc. (a technology company) as Corporate Controller. From August 1988 until May 1994, Mr. Apple was employed by Arthur Andersen and Company LLC where he held various positions of increasing responsibility.

         Martin Rose, M.D., J.D. has served as Executive Vice President, Research and Development since November 2000 and prior to that, served as Senior Vice President, Clinical Research and Regulatory Affairs since joining the Company in March 1999. Before joining the Company, Dr. Rose was employed by Sparta Pharmaceuticals Inc. from September 1997 where he held the position of Vice President of Clinical Research and Regulatory Affairs. From November 1994 until September 1997, Dr. Rose was employed by BRI International (a pharmaceutical consulting firm) as Senior Consultant. Prior to that, Dr. Rose also held various positions at Alpha I Biomedicals Inc., Genetech Inc. and The United States Food and Drug Administration.

         James L. Bergey, Ph.D. has served as Senior Vice President, Business Development, of the Company since June 2000. Prior to joining the Company, Dr. Bergey was employed by Bristol-Myers Squibb from November 1982, where he held various executive licensing positions. Dr. Bergey's most recent position at Bristol-Myers Squibb was Vice President, Commercial Development for Japan. Prior to that, Dr. Bergey held various senior research positions at Squibb Institute for Medical Research, Ciba-Geigy Corporation and Wyeth Laboratories.

         Officers are elected or appointed by the Board of Directors to serve until the election or appointment and qualification of their successors or their earlier termination or resignation.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Compensation

         The following table sets forth for the calendar year ended December 31, 2001 and 2000 and for fiscal years ended June 30, 2000 a summary of all compensation paid by the Company to its Chief Executive Officer and the other executive officers of the Company whose cash compensation exceeded $100,000 for the calendar year ended December 31, 2001.


                                             SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Long Term
                                           Annual Compensation                        Compensation
                           --------------------------------------------------   -------------------------
    Name and                 Fiscal                            Other Annual     Stock Option   Restricted        All Other
Principal Position           Year(1)    Salary        Bonus    Compensation(2)      Grants     Stock Awards   Compensation(3)
------------------------------------------------------------------------------------------------------------------------------------

Leonard S. Jacob, M.D., Ph.D.   2001  $ 351,667     $      --     $ 37,350(4)      290,000      $ 223,125(6)      $ 3,400
  Chairman and                 C2000    301,667       195,000       35,600(5)      195,000        139,075(7)        3,400
  Chief Executive Officer       2000    285,000        80,000       35,600(5)      210,000        315,670(8)        3,200

Robert F. Apple                 2001    197,376            --        8,400          70,000             --           3,400
  Executive Vice President and C2000    172,083        85,000        8,400         150,000        264,380(9)        3,400
  Chief Financial Officer       2000    161,667        48,000        8,400          98,000        185,024(10)       3,200

Martin Rose, M.D., J.D.         2001    222,500            --           --          57,500             --           3,400
  Executive Vice President,    C2000    215,833        45,000       12,164(11)      65,000         53,895(12)       3,400
  Research & Development        2000    215,000        13,000       13,007(11)      20,000         15,315(13)       3,200

James L. Bergey, Ph.D.          2001    167,854        26,250(15)       --          45,000             --           3,400
  Senior Vice President,       C2000    102,083(14)    10,000           --         125,000             --           1,850
  Business Development          2000     14,583(14)        --           --         100,000             --             142

-------------------------------------
(1) "C2000" denotes calendar year 2000. "2001" and "2000" denote fiscal years beginning January 1, 2001 and July 1, 1999, respectively, and ending December 31, 2001 and June 30, 2000, respectively.
(2) The amounts listed in this column represent car allowances provided by the Company to the named executive officers unless otherwise noted.
(3) The amounts listed in this column represent contributions by the Company to the named executive officers' accounts established under the Company's 401(k) plan.
(4) This amount includes a $27,750 contribution to unreimbursed medical health plan.
(5) This amount includes a $26,000 contribution to unreimbursed medical health plan.
(6) During the year ended December 31, 2001, the Company granted Dr. Jacob 35,000 shares of restricted stock. These shares vested on October 1, 2001. Dr. Jacob did not have the right to receive dividends upon these shares of restricted stock until such shares vested. At December 31, 2001, Dr. Jacob had no restricted stock holdings.
(7) During the calendar year ended December 31, 2000, the Company granted Dr. Jacob 75,000 shares of restricted stock. With respect to these shares, 50,000 shares vested over time as follows: 25,000 vested on January 13, 2001 and 25,000 vested on October 1, 2001. The remaining 25,000 shares vested on September 21, 2000 as a result of the attainment of certain performance based goals. Dr. Jacob did not have the right to receive dividends upon these shares of restricted stock until such shares vested. At December 31, 2000, such restricted stock holdings had an aggregate value of $424,062.
(8) During fiscal year ended June 30, 2000, the Company granted Dr. Jacob 90,000 shares of restricted stock. With respect to these shares, 25,000 shares vested upon the achievement of certain performance based goals, while the other shares vested over time as follows: 7,500 shares vested on October 13, 2000, 25,000 shares vested on January 13, 2001 and 32,500 shares vested on October 1, 2001. Dr. Jacob did not have the right to receive dividends upon these shares of restricted stock until such shares vested. At June 30, 2000, such restricted stock holdings had an aggregate value of $438,750.
(9) During the calendar year ended December 31, 2000, the Company granted Mr. Apple 60,000 shares of restricted stock. With respect to these shares, 40,000 vested over time as follows: 10,000 shares vested on January 13, 2001 and 30,000 shares vested on October 1, 2001. The remaining 20,000 shares vested on September 21, 2000 as a result of the attainment of certain performance based goals. Mr. Apple did not have the right to received dividends upon these shares of restricted stock until such shares vested. At December 31, 2000, such restricted stock holdings had a aggregated value of $324,500.

(10) During fiscal year ended June 30, 2000, the Company granted Mr. Apple 48,000 shares of restricted stock. With respect to these shares, 20,000 shares vested upon the achievement of certain performance based goals, while the other shares vested over time as follows: 4,000 shares vested on October 13, 2000, 10,000 shares vested on January 13, 2001 and 14,000 shares vested on October 1, 2001. Mr. Apple did not have the right to receive dividends upon these shares of restricted stock until such shares vested. At June 30, 2000, such restricted stock holdings had an aggregate value of $234,000.
(11) Entire amount represents reimbursement payments for apartment and commuting expenses.
(12) During the calendar year ended December 31, 2000, the Company granted Dr. Rose 10,000 shares of restricted stock. These shares vested over time as follows: 2,500 vested on January 13, 2001 and 7,500 shares vested on October 1, 2001. Dr. Rose did not have the right to receive dividends upon these shares of restricted stock until such shares vested. At December 31, 2000, such restricted stock holdings had an aggregate value of $55,312.
(13) During fiscal year ended June 30, 2000, the Company granted Dr. Rose 5,000 shares of restricted stock. These shares vested over time as follows: 2,500 shares vested on January 13, 2001 and 2,500 shares vested on October 1, 2001. Dr. Rose did not have the right to receive dividends upon these shares of restricted stock until such shares vested. At June 30, 2000, such restricted stock holdings had an aggregate value of $24,375.
(14) Dr. Bergey became employed by the Company in June 2000.
(15) Represents a guaranteed signing bonus paid upon Dr. Bergey's completion of one year of service with the Company.

Stock Option Grants

         The following table summarizes stock options granted during the year ended December 31, 2001 to the persons named in the Summary Compensation Table.

                       Option Grants in Last Calendar Year

--------------------------------------------------------------------------------------------------------------------------
                                                     Individual Grants (1)                     Potential Realizable Value
                                                     ---------------------                      At Assumed Rates of Stock
                                                                                                 Price Appreciation For
                                                                                                     Option Term (2)
                                    --------------------------------------------------------------------------------------
                                      Number of    Percent of Total
                                     Securities   Options Granted to   Exercise
                                     Underlying     Employees in the     Price
                                      Options     calendar year ended  Per Share  Expiration
             Name                     Granted      December 31, 2001     $/Sh        Date          5%            10%
----------------------------------  -------------- -----------------  ----------- ----------- -------------- -------------
Leonard S. Jacob, M.D., Ph.D. ....     145,000           13%            7.656       01/29/11      898,149     1,769,245
                                        70,000            6%             3.56       05/16/11      156,721       397,161
                                        75,000            7%             0.83       10/01/11       39,149        99,210
----------------------------------  -------------- -----------------  ----------- ----------- -------------- -------------
Robert F. Apple ..................      35,000            3%             3.56       05/16/11       78,360       198,580
                                        20,000            2%             3.38       08/06/11       42,513       107,737
                                        15,000            1%             0.83       10/01/11        7,830        19,842
----------------------------------  -------------- -----------------  ----------- ----------- -------------- -------------
Martin Rose, M.D., J.D. ..........      35,000            3%            3.063       05/16/11       78,360       198,580
                                        22,500            2%            7.656       10/01/11       11,745        29,763
----------------------------------  -------------- -----------------  ----------- ----------- -------------- -------------
James L. Bergey, Ph.D. ...........      45,000            4%             3.56       05/16/11      100,749       255,318
--------------------------------------------------------------------------------------------------------------------------

------------------------------
(1) Options are incentive stock options, performance based stock options and non-qualified stock options to acquire shares of Common Stock with a stated term of ten years, vesting immediately, monthly, in one to four annual installments beginning after the date of grant, or based on achievement of certain performance milestones. If a "change in control" (as defined in the Stock Option Plan) were to occur, these options would become immediately exercisable in full.

(2) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be realized by the optionholder may be greater or less than the values estimated in this table.

         The following table summarizes option exercises during the calendar year ended December 31, 2001 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 2001. Year-end values are based upon a price of $1.84 per share, which was the closing sales price of a share of the Company's Common Stock on December 31, 2001.

                Aggregated Option Exercises in Last Calendar Year
                       and Calendar Year-End Option Values

----------------------------------------------------------------------------------------------------------------------

                                                             Number of Unexercised          Value of Unexercised
                                     Shares                        Options                 In-the-Money Options at
                                    Acquired                  at December 31, 2001           December 31, 2001
                                       on       Value     ----------------------------- ------------------------------
               Name                 Exercise   Realized    Exercisable   Unexercisable   Exercisable    Unexercisable
----------------------------------- ---------- ---------- -------------- -------------- --------------- --------------
Leonard S. Jacob, M.D., Ph.D. ...     15,000     53,445     1,791,023        435,000       $1,133,887       $ 59,375
----------------------------------- ---------- ---------- -------------- -------------- --------------- --------------
Robert F. Apple .................       -          -          179,000        191,500         $ 37,995       $ 24,145
----------------------------------- ---------- ---------- -------------- -------------- --------------- --------------
Martin Rose, M.D., J.D...........    100,000    850,000       266,250        106,250         $ 15,000       $ 16,425
----------------------------------- ---------- ---------- -------------- -------------- --------------- --------------
James L. Bergey, Ph..D...........       -          -           31,250        138,750             -              -
----------------------------------------------------------------------------------------------------------------------

         The Company also grants restricted stock as long-term incentives, along with stock options, to its executives and other employees. The Company does not sponsor any defined benefit or actuarial plans at this time.

Employment Agreements

         In November 1999, the Company entered into an amended three-year employment agreement with Dr. Jacob, Chairman and Chief Executive Officer of the Company. The Board extended the term of Dr. Jacob's employment agreement until November 2002. Under the agreement, Dr. Jacob is entitled to a base annual salary of $290,000, which may be increased at the discretion of the Board of Directors. In addition, Dr. Jacob is eligible for an annual bonus as the Board or the Compensation Committee may determine. The agreement provides that Dr. Jacob will be entitled to other customary fringe benefits generally available to executive employees of the Company. The agreement also provides that Dr. Jacob will receive severance benefits in the event the Company terminates his employment, other than for cause. In the event of such termination, the Company will pay him an amount equal to 200% of his base annual salary. In addition, all of Dr. Jacob's stock options become immediately exercisable upon his termination if it is other than for cause.

         In November 1998, the Company entered into a one-year automatically renewable employment agreement with Mr. Apple, Executive Vice President and Chief Financial Officer of the Company. Under the agreement, Mr. Apple is entitled to a base annual salary of $195,000, which may be increased at the discretion of the Board of Directors. In addition, Mr. Apple is eligible for an annual bonus as the Board or the Compensation Committee may determine. The agreement provides that Mr. Apple will be entitled to other customary fringe benefits generally available to executive employees of the Company. This agreement also provides that Mr. Apple will receive severance benefits in the event the Company terminates his employment, other than for cause. If such termination occurs, the Company will pay him an amount equal to 100% of his base salary. In addition, all of Mr. Apple's stock options become immediately exercisable upon his termination if it is other than for cause.

         In December 2000, the Company entered into a one-year automatically renewable employment agreement with Dr. Rose, Executive Vice President, Research and Development of the Company. Under the agreement, Dr. Rose is entitled to a base annual salary of $225,000, which may be increased at the discretion of the Board of Directors. In addition, Dr. Rose is eligible for an annual bonus as the Board or the Compensation Committee may determine. The agreement provides that Dr. Rose will be entitled to other customary fringe benefits generally available to executive employees of the Company. This agreement also provides that Dr. Rose will receive severance benefits in the event the Company terminates his employment, other than for cause. If such termination occurs, the Company will pay him an amount equal to 100% of his base salary.

Compensation of Directors

         All non-employee directors receive an annual fee of $14,000 per year for their services to the Company as directors, and are reimbursed for expenses incurred in connection with attending board and committee meetings. Directors may accept options to purchase the Company's common stock (with equivalent fair value as of the date of grant) in lieu of receiving the annual fee in cash.

         Any new non-employee director will received options to purchase 25,000 shares of Common Stock upon first becoming a member of the Board of Directors. In addition, on the date of each annual meeting of shareholders, each non-employee director reelected at such annual meeting receives options to purchase 15,000 shares of Common Stock.

--------------------------------------------------------------------------------
         The following Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
--------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT

Compensation Philosophy

         The Compensation Committee of the Board of Directors (the "Compensation Committee") believes that a well-designed compensation program should align the goals of the executives of the Company with the goals of the shareholders, and that a significant portion of the executives' compensation, over the long term, should be dependent upon the value created for the shareholders. However, the Compensation Committee recognizes that, in the short-term, the value of the Company will be affected by many factors, some transient in nature and beyond the control of the Company's executives. This is especially true in the biotechnology industry, which is characterized by a large number of small companies, long product lead times, highly volatile stock prices and few commercial products. In order to attract and retain qualified executives in such an environment, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value for shareholders with components based upon the achievement of shorter-term strategic goals. These goals generally include the progress of clinical and commercial development programs, adherence to budgets, strengthening of the Company's financial position and success in entering into appropriate business collaborations. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company. In light of the Company's need to develop its technology into viable products, progress toward achievement of research and development objectives is the most significant individual factor considered in determining compensation levels.

         The Company competes against both biotechnology companies and pharmaceutical companies in the hiring and retention of qualified personnel. Particularly as compared to the pharmaceutical industry, the cash compensation of the Company's executives is below those levels available to executives of similar background and experience. Likewise, the Company does not offer the type of retirement benefits often available at such other entities. The Company must therefore place greater emphasis on long-term compensation, principally including the grant of stock options.

         The Company's compensation program for executive officers comprises base salary, performance bonuses, longer-term incentive compensation in the form of stock options and restricted stock, and benefits available generally to all of the Company's employees. The process utilized by the Committee in determining executive officer compensation levels for each of these components is based on the Committee's subjective judgment, and the other factors noted herein.

Compensation Components

         Base Salary. The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. In conducting this review, the Compensation Committee considers the various items noted above, including competitive factors and industry trends, as well as performance within the Company, and changes in job responsibility. The Committee also reviews certain compensation information publicly available and gathered informally, and considers salary history at the Company. During the year ended December 31, 2001, Dr. Jacob and certain executive officers voluntarily reduced their annual base salary to assist the Company in cutting costs as a result of the Company's 2001 revenue shortfall. Consequently, Dr. Jacob's annual base salary was decreased by 14% to $310,000 from $360,000 and certain executive officers received decreases in base salary of up to 10%.

         Performance Bonus Compensation. The Compensation Committee annually considers awards of cash bonuses to executives in order to provide a direct financial incentive to achieve Company and individual objectives. Specific objectives are determined yearly as part of the Company's annual operating plan and budget. The granting of any such bonus is totally discretionary and is determined based upon the Compensation Committee's evaluation of the Company's performance as a whole as well as each executive's performance in attaining such corporate and individual goals and objectives. While the Compensation Committee recognizes that there were many individual goals and objectives attained in 2001, due to the revenue shortfall for 2001 the Compensation Committee elected not to award cash bonuses to the Company's executive officers in the year ended December 31, 2001, with the exception of one contractually guaranteed bonus of $26,250 to one officer.

         Stock Option Grants. The Stock Option Plan is the Company's long-term equity incentive plan for executive officers and other selected employees. The objective of the plan is to align the long-term financial interests of the option holder with the financial interests of the Company's shareholders. Stock option exercise prices are set at prevailing market price at the time of grant, and stock options will only have value if the Company's stock price increases. The Company, as with all developing biopharmaceutical companies, relies heavily upon its long-term equity incentive plan. Without such incentives, it would not be possible to attract and retain qualified managers or other employees. The Compensation Committee generally considers additional stock option grants on an annual basis as a means to continue to incentivise the Company's senior managers to work toward increasing shareholder value, however, the granting of any such options is totally discretionary.

         Dr. Jacob's received options to purchase 290,000 shares of the Company's common stock during the year ended December 31, 2001. Options to purchase an aggregate of 172,500 shares of the Company's Common Stock were awarded in the year ended December 31, 2001 to the Company's other executive officers. These options vest equally over a one (1) to four (4) year period and the exercise price of the options was the fair market value of the Company's Common Stock on the date of grant. In awarding such options to the executive officers, the Compensation Committee considered the various factors noted above, as well as the fact that many of the executive officer's existing options are vested, and that additional awards will serve the purpose of continuing to retain and incentivise the executive officers to build value within the Company over an extended period. In determining the amount of the annual option award, in order to assess competitive factors, the Committee also analyzes data relating to option grants being awarded to executives of other biopharmaceutical companies.

         Restricted Stock Awards. Similar to the Company's stock option program, restricted Common Stock is awarded to executives in order to align the long-term financial interests of the Company's executives with the financial interests of its shareholders. During 2001, Dr. Jacob's received 35,000 shares of restricted common stock that vested over time. In year ended December 31, 2001, no restricted shares were awarded to the other officers of the Company.

         Payments during the year ended December 31, 2001 to the Company's executives under the various programs discussed above were made with regard to the provisions of Section 162(m) of the Code, which became effective on January 1, 1994. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million, except to the extent that any excess compensation is "performance-based compensation." In accordance with current regulations, the Company believes the amounts received upon the exercise of stock options under the Stock Option Plan will qualify as "performance-based compensation."

                                                         COMPENSATION COMMITTEE
                                                         J. R. LeShufy
                                                         Jerry Weisbach, Ph.D.

February 25, 2002

--------------------------------------------------------------------------------
         The following Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
--------------------------------------------------------------------------------

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on the Company's Common Stock for the five and one half year period of June 30, 1996 through December 31, 2001 with the cumulative total shareholder return of (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index"), and (ii) the Index of Nasdaq Pharmaceutical Stocks (the "Pharmaceutical Index") for the same period. The comparison assumes an investment of $100 on June 30, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the Pharmaceutical Index and further assumes reinvestment of dividends.

                                [GRAPH OMITTED]

                                                          Cumulative Total Return
                                     --------------------------------------------------------------------
                                       6/96      6/97      6/98      6/99      6/00     12/00     12/01

InKine Pharmaceutical Company, Inc.   100.00    188.58    117.14    148.58    445.73    674.32    142.64
NASDAQ Stock Market (U.S.)            100.00    121.61    160.07    230.22    340.44    209.77    166.45
NASDAQ Pharmaceutical                 100.00    101.37    103.59    145.33    333.74    305.38    260.24
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the internal control structure.

         The Audit Committee has met with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with both management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditors' independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audits and the Committee meets with the independent auditors' with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on these reviews and discussions, and the report of the independent auditors, the Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                              AUDIT COMMITTEE
                                              Steven B. Ratoff, Chairman
                                              J.R. LeShufy
                                              Thomas P. Stagnaro


February 4, 2002

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

         KPMG LLP has served as the Company's independent accountants since February 1998. The Company has requested that a representative of KPMG LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders. On November 6, 2000, the shareholders of the Company ratified the selection of KPMG LLP as independent auditors of the Company for the year ended December 31, 2001.

     o   Audit Fees

         The aggregate audit fees billed for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2001 were $33,500, all of which were attributable to KPMG LLP.

     o   Financial Information Systems Design And Implementation Fees

         KPMG LLP did not render professional services relating to financial information systems design and implementation for the year ended December 31, 2001.

     o   All Other Fees

         The aggregate fees billed by KPMG for additional audit, tax and transaction related services rendered to the Company, other than the services described above, for the year ended December 31, 2001 were $50,000.

                                  HOUSEHOLDING

         On June 1, 2002, we intend to adopt a new procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, shareholders with the same last name and address which do not participate in electronic delivery will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

         If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty (30) days before the mailing of proxy materials, which typically are mailed in April of each year, by notifying us in writing or by telephone at:
InKine Investor Relations, 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, PA 19422, (215) 283-6850. You also may request additional copies of the proxy materials by notifying us in writing or by telephone at the same address or telephone number.

         If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company, the Company believes that during the year ended December 31, 2001 all filing requirements applicable to its officers, directors and 10% shareholders were satisfied, except with respect to one Form 4 filing. Specifically, three December transactions by Dr. Rose were reported late and were included with Dr. Rose's Form 5 filing.

                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Shareholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, Pennsylvania 19422 not later than December 24, 2002. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the Securities and Exchange Commission.

         Shareholders intending to present proposals at the next annual meeting of the Company, and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, Pennsylvania 19422 not later than March 9, 2003. If notification of a shareholder proposal is not received by the above date, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

                           ANNUAL REPORT ON FORM 10-K

         The Company has furnished without charge to each person whose proxy is being solicited, a copy of the Company's annual report on Form 10-K, for the year ended December 31, 2001, including the financial statements, but excluding exhibits. Requests for additional copies of such report should be directed to the Company, Attention: Investor Relations, InKine Pharmaceutical Company, Inc., 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, Pennsylvania 19422.





                                        By Order of the Board of Directors,

                                        Robert F. Apple,
                                        Secretary






April 23, 2002

PROXY                                                                      PROXY
                       INKINE PHARMACEUTICAL COMPANY, INC.
                  Annual Meeting of Shareholders, May 20, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leonard S. Jacob, M.D., Ph.D. and Robert F. Apple, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of InKine Pharmaceutical Company, Inc. to be held on May 20, 2002, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the April 23, 2002 Proxy Statement.

           PLEASE MARK YOUR CHOICE LIKE THIS |X| IN BLUE OR BLACK INK
        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES
                           AND FOR PROPOSAL'S 2 AND 3

1. Election of the following nominees as directors: Leonard S. Jacob, M.D., Ph.D., J. R. LeShufy, Steven B. Ratoff, Thomas P. Stagnaro, Robert A. Vukovich, Ph.D. and Jerry Weisbach, Ph.D.

   |_|      For all nominees
   |_|      Withhold for all nominees
   Withhold for the following only: (Write the names of the nominee(s) in the space below)

--------------------------------------------------------------------------------

2. Approval of the amendment to the InKine Pharmaceutical Company, Inc. 1999 Equity Compensation Plan increasing the maximum number of shares of common stock available for issuance from 2,500,000 to 4,000,000.

   |_|      FOR
   |_|      AGAINST
   |_|      ABSTAIN

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE DATE, SIGN AND RETURN
                                    PROMPTLY

3. Ratification of selection of KPMG LLP, as independent auditors for the year ending December 31, 2002.

    |_|     FOR
    |_|     AGAINST
    |_|     ABSTAIN

4. In their discretion, the Proxies are and each Proxy is, authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF INKINE PHARMACEUTICAL
                                  COMPANY, INC.

(Signature should be exactly as name or names on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date                 , 2002
     ----------------

----------------------------
          Signature


----------------------------
  Signature if held jointly

I plan to attend the meeting:  Yes  |_|     No  |_|

   This Proxy will be voted FOR all nominees and FOR the above matters unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.